SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 28, 1998


              THE READER'S DIGEST ASSOCIATION, INC.
     (Exact name of registrant as specified in its charter)


        Delaware               1-10434            13-1726769
 (State or other juris-    (Commission File    (I.R.S. Employer
diction of incorporation       Number)       Identification No.)
    or organization)


           Pleasantville, New York          10570-7000
       (Address of principal executive      (Zip Code)
                  offices)


       Registrant's telephone number, including area code:
                         (914) 238-1000


                                               Page 1 of 6 pages.

ITEM 5.   Other Events.

          Filed herewith as Exhibit 99.1 is a copy of the company's news release, issued today, relating senior management changes.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial statements of business acquired
               Not applicable
          (b)  Pro forma financial information
               Not applicable
          (c)  Exhibits

          Number                        Description

          99.1           Press Release of The Reader's Digest
                         Association, Inc. dated April 28, 1998


                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE READER'S DIGEST ASSOCIATION, INC.
                                      (Registrant)


Date:  April 28, 1998

                           /S/ GEORGE S. SCIMONE
                               George S. Scimone
                               Vice President and Chief Financial
                                Officer

                          EXHIBIT INDEX



Exhibit No.                        Description

     99.1           Press Release of The Reader's Digest
                    Association, Inc. dated April [28], 1998

                                                     EXHIBIT 99.1


Contact:  Lesta Cordil                  (914) 244-5161 (work)
The Reader's Digest Association, Inc.        (914) 278-6405
(home)


    READER'S DIGEST NAMES THOMAS O. RYDER OF AMERICAN EXPRESS
             AS CHAIRMAN AND CHIEF EXECUTIVE OFFICER

 Publishing And Direct Marketing Veteran Selected To Lead Company
           In Next Phase of Growth and Development

PLEASANTVILLE, NY, April 28, 1998 _ The Reader's Digest Association, Inc. (NYSE: RDA, RDB) tonight announced that its Board of Directors has named Thomas O. Ryder, 53, a veteran of the publishing and direct marketing industries and a longtime senior executive of American Express, as Chairman and Chief Executive Officer, effective immediately. Mr. Ryder, who has been President, Travel Related Services International of American Express since 1995, succeeds George V. Grune, who had returned to the company as Chairman and Chief Executive Officer while the Board led search for a permanent Chairman/Chief Executive Officer was conducted. Mr. Grune, 68, will continue as a Board member and assist Mr. Ryder in his transition to his new assignment.

Reporting to American Express President and Chief Operating Officer Kenneth Chenault, Mr. Ryder was a member of the company's Policy and Planning Committee, with responsibility for American Express' entire International Credit Card, Lending, Travel, Merchant Services and Global Network Services organizations, with 25,000 employees. During his tenure as President of Travel Related Services International, one of the company's largest business units, Mr. Ryder led a successful effort to strengthen the organization through a global reengineering program and helped define the long term strategic direction of the business, which has been identified as one of the company's main growth priorities. He also serves as Chairman of the American Express Publishing Corporation.

"I am pleased and proud to have this once in a lifetime opportunity to lead Reader's Digest, which is the world's preeminent publisher and direct marketer," Mr. Ryder said. "Reader's Digest possesses both a global franchise and a rich tradition of providing quality products and services to customers around the world. I look forward with enthusiasm to guiding Reader's Digest in its next phase of its growth and development."

Mr. Grune said, "I am delighted that the Board of Directors has selected Tom Ryder to lead Reader's Digest. He is an executive of exceptional caliber and has shown leadership through periods of major strategic change. His is an impressive record of success in many disciplines crucial to the business of Reader's Digest, including direct mail, publishing, and managing complex global businesses. We believe he has the strategic perspective and commitment necessary to lead this company into the 21st century and create greater value for all of our shareholders."

On behalf of the Reader's Digest Board of Directors, James E. Preston, Chairman and Chief Executive Officer of Avon Products, Inc. and Chairman of the Search Committee of the Reader's Digest Board, said, "We are gratified that we were able to attract Tom Ryder. He is an executive who has the experience in our core businesses, the drive, the record of success and the vision to lead our company into an exciting and profitable future."

"We are also grateful to George V. Grune for returning to the Company at a critical time to stabilize the business. In the eight months since he rejoined the company, he has worked hard and effectively to place Reader's Digest back on a path to return it to profitable growth. His commitment, dedication and hard work will facilitate Tom's efforts to help Reader's Digest realize its full potential," Mr. Preston concluded.

Beginning in 1966, Mr. Ryder built a successful career in publishing, which included management positions at Time Inc., Xerox Education Publications, Education Today Company and CBS Magazines. Mr. Ryder was recruited by American Express in 1984 to head its publishing operations, which included Travel and Leisure, Food & Wine, Departures, Your Company and Skyguide.

In 1990, Mr. Ryder became President of the American Express
Publishing and Direct Marketing Group, comprised of various database marketing, publishing and merchandise services organizations.

From 1992 to 1995, Mr. Ryder was President, Establishment
Services _ Worldwide of American Express Travel Related Services, where he was responsible for managing the company's relationships with merchants around the world and for enrolling new merchants to accept the card.

Mr. Ryder earned his B.A. in Journalism at Louisiana State
University in 1966. He is member of the Board of Directors of Club Mediterranee and Startek Inc. Mr. Ryder lives in New
Canaan, Connecticut. He is married to Darlene Wood Ryder and has four children.

The search that culminated in the recruitment of Mr. Ryder was led by the Search Committee of the Reader's Digest Board of Directors, chaired by Mr. Preston. Its other members are William
J. White, former Chairman of the Board of Bell & Howell, and M. Christine DeVita, President of the DeWitt Wallace Reader's Digest Fund and the Lila Wallace Reader's Digest Fund. The entire Board was involved in the recruitment process.

Headquartered in Pleasantville, New York, Reader's Digest is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures around the world. Worldwide revenues were $2.8 billion for the fiscal year ended June 30, 1997.

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